SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12826	25-1445946
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Center Square, Greencastle, Pennsylvania		17225
(Address of principal executive offices)		(Zip Code)

(866) 597-2137

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TOWER BANCORP, INC.

CURRENT REPORT ON FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2005, Tower Bancorp Inc. (OTC BB: TOBC-OB) (“Tower”) parent company of The First National Bank of Greencastle and FNB Financial Corporation (OTC BB: FNBBD-OB) (“FNB”) parent company of The First National Bank of McConnellsburg signed a definitive agreement to combine their companies. (“Agreement”)  The agreement was attached as Exhibit 2.1 to the Form 8-K filed by Tower on September 22, 2005. The agreement was subsequently amended on December 14, 2005.

On May 9, 2006, Tower and FNB signed the second amendment to the previously filed Agreement by and between Tower and FNB (the “Amendment”). The Amendment modifies section 7.01(b)(ii) of the Agreement whereby a party may terminate the agreement if the closing date does not occur before June 30, 2006. Previously the date was May 31, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

2.1	Second Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and FNB Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

TOWER BANCORP, INC.

Date: May 12, 2006	By:	/s/ Franklin T. Klink, III
		Title:	Franklin T. Klink, III Chief Financial Officer

EXHIBIT INDEX

Exhibit

2.1                                                                                 Second Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and FNB Financial Corporation